Investor Relations                                            Exhibit 99.1
Heather Hille
Director, Investor Relations
(952) 887-8923, heather.hille@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Record Second Quarter Results

•	Strong performance in both the professional and residential segments drove record revenue for the quarter

•	Net earnings per share for the quarter reached a record $1.08

•	Innovative new products well received by customers

BLOOMINGTON, Minn. (May 25, 2017) - The Toro Company (NYSE: TTC) today reported net earnings of $120.5 million, or $1.08 per share, on a net sales increase of 4.3 percent to $872.8 million for its 2017 second quarter ended May 5, 2017. In the comparable fiscal 2016 period, the company delivered net earnings of $105.7 million, or $0.94 per share, on net sales of $836.4 million.

For the first six months, Toro reported net earnings of $165.5 million, or $1.48 per share, on a net sales increase of 5 percent to $1,388.6 million. In the comparable fiscal 2016 period, the company posted net earnings of $144.9 million, or $1.29 per share, on net sales of $1,322.8 million.

“Solid performance in both our professional and residential segments contributed nicely to the revenue growth we achieved for the quarter,” said Richard M. Olson, Toro’s president and chief executive officer. “The golf equipment business continues to perform well as customers enhance their fleets with innovative turf solutions like the compact and lighter weight Reelmaster® fairway mower and the Greensmaster® TriFlex™ hybrid mower, which delivers the precision cutting capabilities of a walk greens mower with the productivity of a riding unit. We are also pleased by the performance of our rental and specialty construction businesses. Expanding our product lineup, particularly in the rental channels, has been successful.”

“The annual Toro Days sales event generated solid results in our residential business for the quarter,” said Olson. “We saw strong demand for our walk power mowers during the early part of spring and that momentum continues. We are also particularly excited about the new Personal Pace® PoweReverse™ mower with reverse assist for ease of use and maneuvering. This revolutionary new design delivers power where it’s needed by featuring a self-propel system that activates in both forward and reverse.”

“As we look across all of our businesses, we are encouraged by the retail momentum we are seeing, but we acknowledge that we still have much of the key selling season ahead of us. I am pleased by the steady progress we are making on our working capital initiatives and the other Destination PRIME goals. As we enter the second half of the fiscal year, we will continue to execute against our customers’ expectations by delivering value-added innovations in the markets and industries we serve, while maintaining operational flexibility and prudently managing expenses.”

2 - The Toro Company Reports Record Second Quarter Earnings

The company now expects revenue growth for fiscal 2017 to be about 4.5 percent and net earnings per share to increase to about $2.35. For the third quarter, the company expects net earnings per share to be about $0.56.

SEGMENT RESULTS

Professional

•
Professional segment net sales for the second quarter totaled $610.9 million, up 2.6 percent from $595.2 million in the same period last year. The increase was due largely to strong demand for products in our golf equipment and rental businesses. For the first six months, professional segment net sales were $982.7 million, up 5.2 percent from the comparable fiscal 2016 period. For the year-to-date period, sales benefited from momentum in our golf equipment and landscape contractor businesses. Growth in our BOSS and specialty construction businesses also contributed to the six month results.

•
Professional segment earnings for the second quarter totaled $149.0 million, up 5.2 percent from $141.6 million in the same period last year. For the first six months, professional segment earnings were $217.2 million, up 6.9 percent from the comparable fiscal 2016 period.

Residential

•
Residential segment net sales for the second quarter were $258.1 million, up 8.4 percent from $238.2 million in the same period last year. The sales increase was primarily due to solid demand for our walk power mowers in the mass channels and for zero turn riding mowers in our dealer network. For the first six months, residential segment net sales were $398.5 million, up 4.2 percent from the comparable fiscal 2016 period. Increased sales of our walk power mowers have been a key factor in driving performance year-to-date.

•
Residential segment earnings for the second quarter were $35.0 million, which is flat compared to the same period last year. For the first six months, residential segment earnings were $51.6 million, which is also flat compared to the fiscal 2016 period. Higher freight costs and a specific product warranty issue negatively impacted the results for both periods.

OPERATING RESULTS

Gross margin as a percent of sales for the second quarter was 36.2 percent, which is consistent with the same period last year. Productivity improvements were offset by commodity headwinds and the impacts of segment mix, which contributed to the quarterly results. For the first six months, gross margin as a percent of sales was 36.7 percent, also consistent with the comparable period last year. Commodity cost increases offset productivity improvements, which contributed to the results year-to-date.

Selling, general and administrative (SG&A) expense as a percent of sales for the second quarter was 18.0 percent, an increase of 30 basis points from the same period last year. Higher incentive and warranty costs were the main factors behind the increase. For the first six months, SG&A expense as a percent of sales was 20.9 percent, which is consistent with the comparable period last year.

Operating earnings as a percent of sales for the second quarter was 18.3 percent, a decrease of 20 basis points year over year. Operating earnings as a percent of sales for the first six months was 15.8 percent, which is the same as the comparable period last year.

The effective tax rate for the second quarter was 23.9 percent, down from 31.5 percent year over year. For the first six months, the effective tax rate was 24.1 percent, down from 30.3 percent in the same period last year. The resulting change is driven by adoption of the new share based accounting standard this fiscal year.

3 - The Toro Company Reports Record Second Quarter Earnings

Accounts receivable at the end of the second quarter totaled $328.5 million, down 0.4 percent compared to last year. Net inventories were $341.6 million, down 7.4 percent and trade payables were $273.6 million, up 5.0 percent compared to the same period last year.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment, including turf, snow and ground engaging equipment and irrigation and outdoor lighting solutions. With sales of $2.4 billion in fiscal 2016, Toro’s global presence extends to more than 90 countries. Through constant innovation and caring relationships built on trust and integrity, Toro and its family of brands have built a legacy of excellence by helping customers care for golf courses, landscapes, sports fields, public green spaces, commercial and residential properties and agricultural fields. For more information, visit www.thetorocompany.com.

LIVE CONFERENCE CALL
May 25, 2017 at 10:00 a.m. CDT
www.thetorocompany.com/invest

The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CDT on May 25, 2017. The webcast will be available at www.streetevents.com or at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, download and install audio software.

Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Particular risks and uncertainties that may affect our operating results or financial position include: worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence; disruption at our manufacturing or distribution facilities, including drug cartel-related violence affecting our maquiladora operations in Juarez, Mexico; fluctuations in the cost and availability of raw materials and components, including steel, engines, hydraulics and resins; the impact of abnormal weather patterns, including unfavorable weather conditions exacerbated by global climate change or otherwise; the impact of natural disasters and global pandemics; the level of growth or contraction in our key markets; government and municipal revenue, budget and spending levels; dependence on The Home Depot as a customer for our residential business; elimination of shelf space for our products at dealers or retailers; inventory adjustments or changes in purchasing patterns by our customers; our ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets, including political, economic and/or social instability and conflict, tax and trade policies in the U.S. and other countries in which we manufacture or sell our products, and implications of the United Kingdom’s process for exiting the European Union; foreign currency exchange rate fluctuations; our relationships with our distribution channel partners, including the financial viability of our distributors and dealers; risks associated with acquisitions; management of our alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of enactment of, changes in and compliance with laws, regulations and standards, including those relating to consumer product safety, conflict mineral disclosure, taxation, trade and tariffs, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

(Financial tables follow)

4 - The Toro Company Reports Record Second Quarter Earnings
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	May 5, 2017	April 29, 2016	May 5, 2017	April 29, 2016
Net sales	$872,767	$836,441	$1,388,606	$1,322,839
Gross profit	316,314	303,187	509,794	485,841
Gross profit percent	36.2%	36.2%	36.7%	36.7%
Selling, general, and administrative expense	157,018	148,097	289,928	276,912
Operating earnings	159,296	155,090	219,866	208,929
Interest expense	(4,676)	(4,721)	(9,559)	(9,375)
Other income, net	3,701	3,873	7,567	8,385
Earnings before income taxes	158,321	154,242	217,874	207,939
Provision for income taxes	37,846	48,561	52,409	62,997
Net earnings	$120,475	$105,681	$165,465	$144,942

Basic net earnings per share of common stock	$1.11	$0.96	$1.53	$1.32

Diluted net earnings per share of common stock	$1.08	$0.94	$1.48	$1.29

Weighted-average number of shares of common stock outstanding — Basic	108,203	109,808	108,419	109,918

Weighted-average number of shares of common stock outstanding — Diluted	111,138	111,972	111,451	112,154
Shares and per share data have been adjusted for all periods presented to reflect a two-for-one stock split effective September 16, 2016.

Segment Data (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
Segment Net Sales	May 5, 2017	April 29, 2016	May 5, 2017	April 29, 2016
Professional	$610,896	$595,209	$982,705	$934,045
Residential	258,134	238,231	398,524	382,515
Other	3,737	3,001	7,377	6,279
Total*	$872,767	$836,441	$1,388,606	$1,322,839

*Includes International Sales of:	$201,641	$196,359	$332,883	$323,602

	Three Months Ended		Six Months Ended
Segment Earnings (Loss) Before Income Taxes	May 5, 2017	April 29, 2016	May 5, 2017	April 29, 2016
Professional	$149,011	$141,623	$217,177	$203,215
Residential	35,047	34,988	51,605	51,727
Other	(25,737)	(22,369)	(50,908)	(47,003)
Total	$158,321	$154,242	$217,874	$207,939

5 - The Toro Company Reports Record Second Quarter Earnings
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	May 5, 2017	April 29, 2016
ASSETS
Cash and cash equivalents	$265,191	$174,639
Receivables, net	328,524	329,837
Inventories, net	341,576	369,070
Prepaid expenses and other current assets	41,272	36,683
Total current assets	976,563	910,229

Property, plant, and equipment, net	224,277	222,069
Long-term deferred income taxes	57,117	68,413
Goodwill and other assets, net	340,801	338,943
Total assets	$1,598,758	$1,539,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$23,105	$23,286
Short-term debt	832	—
Accounts payable	273,600	260,504
Accrued liabilities	324,878	316,811
Total current liabilities	622,415	600,601

Long-term debt, less current portion	311,957	334,822
Deferred revenue	24,948	11,565
Other long-term liabilities	31,667	30,058
Total stockholders’ equity	607,771	562,608
Total liabilities and stockholders’ equity	$1,598,758	$1,539,654

6 - The Toro Company Reports Record Second Quarter Earnings
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Six Months Ended
	May 5, 2017	April 29, 2016
Cash flows from operating activities:
Net earnings	$165,465	$144,942
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(4,686)	(4,551)
Provision for depreciation, amortization, and impairment loss	34,548	31,526
Stock-based compensation expense	6,629	5,197
Decrease in deferred income taxes	136	253
Other	—	(464)
Changes in operating assets and liabilities, net of effect of acquisitions:
Receivables, net	(164,495)	(150,072)
Inventories, net	(30,100)	(37,418)
Prepaid expenses and other assets	(9,709)	(91)
Accounts payable, accrued liabilities, deferred revenue, and other long-term liabilities	172,643	159,117
Net cash provided by operating activities	170,431	148,439

Cash flows from investing activities:
Purchases of property, plant, and equipment	(22,273)	(22,622)
Proceeds from asset disposals	—	203
Distributions from finance affiliate, net	(2,708)	(2,865)
Proceeds from sale of a business	—	1,500
Acquisition, net of cash acquired	(24,181)	—
Net cash (used in) investing activities	(49,162)	(23,784)

Cash flows from financing activities:
Increase in short-term debt	832	—
Repayments of short-term debt	—	(1,161)
Repayments of long-term debt	(15,930)	(16,788)
Proceeds from exercise of stock options	8,222	14,684
Purchases of Toro common stock	(84,962)	(41,018)
Dividends paid on Toro common stock	(37,936)	(33,005)
Net cash (used in) financing activities	(129,774)	(77,288)

Effect of exchange rates on cash and cash equivalents	141	997

Net (decrease)/increase in cash and cash equivalents	(8,364)	48,364
Cash and cash equivalents as of the beginning of the fiscal period	273,555	126,275
Cash and cash equivalents as of the end of the fiscal period	$265,191	$174,639

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